                                                                       EXHIBIT 1
[KPMG LOGO]


                   KPMG LLP
                   2500 Ruan Center
                   666 Grand Avenue
                   Des Moines, IA 50309




June 28, 2004

Smithway Motor Xpress Corp.
2031 Quail Avenue
Fort Dodge, Iowa 50501

Ladies and Gentlemen:

Pursuant to Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, we inform you that we have been furnished a copy of Form 12b-25, to be filed by Smithway Motor Xpress Corp. (Company) on or about June 28, 2004, which contains notification of the registrant's inability to file its Form 11-K by June 28, 2004. We have read the Company's statements contained in Part III therein and we agree with the stated reasons as to why we have been unable to complete our audit and report on the Smithway Motor Xpress, Inc. 401(k) Retirement Savings and Investment Plan financial statements for the year ended December 31, 2003, to be included in its Form 11-K.


Very truly yours,


/s/ KPMG LLP





           KPMG LLP, a U.S. limited liability partnership, is the U.S.
             member firm of KPMG International, a Swiss cooperative.